Exhibit 99.1

Company Contact: Sal Quadrino, CFO 212-979-8228 squadrino@hmna.com

PRESS RELEASE

Helios & Matheson Reports Receipt of Letters from
NASDAQ on Continued Listing Standards

NEW YORK, New York, September 18, 2009 – Helios & Matheson North America Inc. (the “Company” or “Helios & Matheson”) (Nasdaq Capital Market: HMNA), an IT and Business Process Outsourcing (“BPO”) services provider to Fortune 1000 Companies and other large organizations, reported that it received two letters, dated September 15, 2009, from The NASDAQ Stock Market (“NASDAQ”) regarding its non-compliance with The NASDAQ Capital Market CM’s continued listing standards. The Company received communication from NASDAQ that for the last 30 consecutive business days, the closing bid price of the Company’s security remained below the $1.00 minimum bid price requirement as set forth in NASDAQ Listing Rule 5550(a)(2). Additionally, the Company received communication from NASDAQ that for the last 30 consecutive trading days, the Company’s common stock has not maintained a minimum market value of publicly held shares of $1,000,000 as required by NASDAQ Listing Rule 5550(a)(5).

Pursuant to the Listing Rules, NASDAQ has communicated to the Company that it has 180 calendar days from September 15, 2009 to regain compliance with the $1.00 minimum bid price requirement and 90 calendar days from September 15, 2009 to regain compliance with the $1,000,000 minimum market value of publicly held shares requirement if the Company intends to continue its NASDAQ listing.

The Company is currently evaluating various courses of action available to regain compliance within the timeframes allowed. When the Company determines a course of action, the details will be set forth in a subsequent 8-K/A filing and press release.

About Helios & Matheson North America Inc.

Helios & Matheson has built a reputation for cutting-edge IT and Business Process Outsourcing solutions that is exemplified by its impressive roster of Fortune 1000 customers and other large organizations. The Company focuses on a business-oriented, value-added approach to its end-to-end, IT services and business process outsourcing solutions, which include staffing, projects and outsourcing. For over 20 years, the Company has provided complete project life-cycle services in the areas of business intelligence, custom application development, support and maintenance, data supply chain, collaboration, quality assurance, project and application portfolio management, and other specific vertical solutions. The Company has offices in New York City, Clark, New Jersey, and Bangalore, India. More information about the Company can be found at its web site at www.hmna.com.

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts are “forward-looking statements” that involve uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, Helios & Matheson North America’s ability to scale its existing and any new businesses. The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, capital needs, interest costs, and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. The important factors on which such statements are based, include but are not limited to, assumptions concerning the magnitude of the ongoing economic crisis, including its impact on the Company’s customers, demand trends in the information technology industry and the continuing needs of current and prospective customers for the Company’s services. For a more complete description of the risks that apply to the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009.